Exhibit 5.1

Teekay Corporation

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

Our reference: 25245.50073/80448860v2

August 19, 2016

Registration Statement on Form F-3 – Exhibit 5.1 Opinion

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form F-3 (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the “Registration Statement”) for the registration of the sale by the Company from time to time of common shares of the Company, par value $0.001 per share, having an aggregate gross sales price of up to $50,000,000 (the “Shares”), and to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement;

(ii)	the Base Prospectus;

(iii)	the Company’s articles of incorporation and bylaws (together and as amended to date, the “Organizational Documents”); and

(iv)	such corporate records, certificates, agreements, documents or other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary.

In such examination, we have assumed: (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct, and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us.

In rendering this opinion, we have also assumed:

(i)	that the issuance and sale of the Shares will comply in all respects with the terms, conditions and restrictions set forth in the Base Prospectus and any Prospectus Supplement and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act;

(iii)	a Prospectus Supplement shall have been prepared and filed with the Securities and Exchange Commission describing the Shares offered thereby, if necessary;

(iv)	the Shares shall be issued and sold in compliance with the Organizational Documents;

(v)	a definitive purchase, underwriting or similar agreement with respect to any Common Units offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(vi)	the certificates, if any, evidencing such Shares will be duly executed and delivered, after receipt of the full consideration approved by the Company’s board of directors, which consideration shall be no less per Share than the par value per Share; and

(vii)	the Company will have sufficient authorized but unissued common shares on the date of any issuance of the Shares registered pursuant to the Registration Statement (after taking account any shares reserved for issuance).

This opinion is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when the terms of the issuance and sale thereof have been duly authorized and approved by the Company’s board of directors and in compliance with the Organizational Documents, and when issued and delivered after the Company receives full payment therefor and in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and Prospectus Supplement, the Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and to the references to our firm in the Registration Statement, the

Base Prospectus and the Prospectus Supplement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP